EXHIBIT 5.1


                     [LETTERHEAD OF CAHILL GORDON & REINDEL]




                                 August 3, 1998




                                                                  (212) 701-3000


XOMA Corporation
2910 Seventh Street
Berkeley, California 94710

Ladies and Gentlemen:

     As counsel for XOMA Corporation (the "Company"), we are representing the Company in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 408,103 shares (the "Shares") of the Company's Common Stock, par value $.0005 per share. The Shares consist of 158,103 shares issued in the Private Placement (as defined in the Registration Statement) (the "Placement Shares") and 250,000 shares to be issued upon exercise of the Incyte Warrants (as defined in the Registration Statement) (the "Warrant Shares").

     We advise you that in our opinion (i) the Placement Shares were validly issued and are fully paid and nonassessable and (ii) the Warrant Shares, when issued in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference under the heading "Legal Opinions" in the Registration Statement to our having passed upon the legal matters referred to above. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            CAHILL GORDON & REINDEL